                                                                    EXHIBIT 10.1
                                                                  EXECUTION COPY




                                    AMENDMENT NO. 3, WAIVER AND AGREEMENT dated
                           as of December 31, 2001 (this "Amendment"), to the Credit Agreement dated as of April 30, 1997, as amended and restated as of September 12, 1997, as of April 3, 1998, and as of September 8, 1998, and as further amended as of November 18, 1998 and March 23, 2001 (the "Credit Agreement"), among NEENAH FOUNDRY COMPANY, a Wisconsin corporation (the "Borrower"), NFC CASTINGS, INC., a Delaware corporation ("Holdings"), the Lenders from time to time party thereto (the "Lenders"), and JPMORGAN CHASE BANK, a New York banking corporation formerly named The Chase Manhattan Bank, as issuing bank, as administrative agent (in such capacity, the "Administrative Agent") and as collateral agent (in such capacity, the "Collateral Agent") for the Lenders.

                  A. Pursuant to the Credit Agreement, the Lenders have extended and have agreed to extend credit to the Borrower on the terms and subject to the conditions set forth therein.

                  B. The Borrower has informed the Lenders that an Event of Default has occurred under the Credit Agreement as a result of the failure of the Borrower and Holdings to comply with Sections 6.11, 6.12, 6.13 and 6.15 of the Credit Agreement as of and for the period ending on December 31, 2001.

                  C. The Borrower and Holdings have informed the Administrative Agent that from time to time and as part of one or more transactions or series of related transactions, the Borrower proposes to liquidate, sell or otherwise dispose of substantially all the assets or all the Capital Stock of Cast Alloys, Inc. (the "Cast Alloys Liquidation").

                  D. The Borrower and Holdings have informed the Administrative Agent that Cast Alloys, Inc. has ceased all manufacturing and distribution operations, terminated substantially all of its employees, surrendered certain property and equipment in Mexico and, from time to time, sold certain inventory and equipment and compromised or settled certain claims, outside of the ordinary course of business (collectively, the "Prior Actions").

                  E. The Borrower and Holdings have requested certain waivers and amendments of the Credit Agreement as set forth herein. The Required Lenders are willing to grant such waivers and to amend the Credit Agreement on the terms and subject to the conditions set forth herein.

                  F. Capitalized terms used and not otherwise defined herein shall have the meanings assigned to them in the Credit Agreement.

                  Accordingly, in consideration of the mutual agreements herein contained and other good and valuable consideration, the sufficiency and receipt of which are hereby acknowledged, the parties hereto agree as follows:

                  SECTION 1. Waivers. (a) Subject to paragraph (b) below, the Required Lenders hereby waive compliance by Holdings and the Borrower with the provisions of Sections 6.11, 6.12, 6.13 and 6.15 of the Credit Agreement.

                  (b) The waiver provided for by paragraph (a) above shall be effective only during the period (the "Waiver Period") commencing on and as of December 31, 2001, and ending on and including December 31, 2003, and thereafter, in respect of any period ending after December 31, 2003, (i) the provisions of Sections 6.11, 6.12, 6.13 and 6.15 of the Credit Agreement shall apply in all respects as in effect on the date hereof without regard to such waiver and (ii) the Administrative Agent and the Lenders shall have all rights and remedies under the Credit Agreement that they would have had if such waiver had never been granted.

                  (c) The Required Lenders hereby consent to the Cast Alloys Liquidation and waive compliance by the Borrower and Holdings with Sections 5.01(a) (with respect to the existence of Cast Alloys, Inc. and its subsidiaries) and 6.05 of the Credit Agreement, in each case to the extent (but only to the extent) necessary to consummate the Cast Alloys Liquidation; provided, however, that, to the extent Holdings, the Borrower or any Subsidiary receives any cash payment in connection with the Cast Alloys Liquidation, the Borrower shall prepay the Term Loans in accordance with Section 2.13 of the Credit Agreement by an amount equal to 100% of the net cash proceeds thereof (less the amount of accrued expenses and accounts payable of Cast Alloys that are required to be paid).

                  (d) The Required Lenders hereby consent to the Prior Actions taken with respect to the Cast Alloys Liquidation.

                  (e) The Required Lenders hereby release, and hereby authorize and direct the Collateral Agent to execute any and all further documents necessary or desirable to evidence the release, from the Lien of the Security Documents, the assets of Cast Alloys, Inc. and its subsidiaries, from time to time to permit the Cast Alloys Liquidation on or after the effective date thereof.

                  SECTION 2. Agreements. (a) Effective on and as of the Amendment Effective Date (as defined below), the Total Revolving Credit Commitment shall be permanently reduced to $29,564,676 (the "Reduced Revolving Credit Commitment"). In connection with such reduction, the Required Lenders hereby waive compliance by the Borrower with the notice requirement of Section
2.09 of the Credit Agreement and with such section's requirement that such reduction be in an integral multiple of $500,000.

                  (b) The Required Lenders hereby authorize and direct the Collateral Agent to enter into amendments of the Security Documents and the Guarantees to the extent necessary to permit Cash Management Obligations (as defined below) to be "Obligations" (as defined in such Security Documents and Guarantees), and each of the

Borrower and Holdings hereby agrees to execute, and to cause each other Loan Party to execute, each such amendment.

                  (c) On or after the Amendment Effective Date, each of Holdings and the Borrower agrees that it will not, and it will not permit any Domestic Subsidiary to, maintain cleared and collected cash (other than cash supporting payroll obligations) or Permitted Investments outside the Lockbox System (as defined in the Security Agreement) in an aggregate amount in excess of $200,000.

                  (d) On or prior to the Amendment Effective Date, the Administrative Agent, after consultation with the Lenders, shall propose to Holdings and the Borrower three or more independent firms as potential financial advisors to Holdings and the Borrower. Holdings and the Borrower hereby agree that, on or prior to June 15, 2002, they will engage one of such proposed firms, or another financial advisor reasonably acceptable to the Required Lenders (the "Financial Advisor"), as their financial advisor, with the scope of such engagement to include the items described in Exhibit C hereto. Holdings and the Borrower shall cooperate with the Financial Advisor and permit the Financial Advisor such access to their respective officers, directors, management, accountants, advisors, properties, financial records and other data as shall be necessary for the Financial Advisor to perform its engagement. Holdings and the Borrower shall permit and direct the Financial Advisor to confer with, and to make its analyses, evaluations and reports available to, the Lenders, subject to the confidentiality requirements of Section 9.16 of the Credit Agreement.

                  SECTION 3. Amendments. (a) Section 1.01 of the Credit Agreement is hereby amended as follows:

                  (i) The following definitions are hereby inserted in the appropriate alphabetical order therein:

                          (A) ""Amendment No. 3" shall mean Amendment No. 3,
                  Waiver and Agreement dated as of December 31, 2001, to this Agreement.";

                          (B) ""Cash Management Obligations" shall mean all
                  obligations of the Loan Parties arising in the ordinary course of business under or in respect of Cash Management Services provided to any Loan Party by any Lender or any Affiliate of a Lender (each, a "Cash Management Lender"), except to the extent that such obligations result from the gross negligence or willful misconduct of such Cash Management Lender.";

                          (C) ""Cash Management Services" shall mean any and all
                  services provided under the Lockbox and Depository Agreement and any other cash management services provided by a Cash Management Lender including without limitation, wire transfers or ACH transactions authorized by the Lockbox and Depository Agreement and provided at the request of a Grantor."

                          (D) ""CVC Secured PIK Notes" shall mean the 14% senior
                  secured pay-in-kind notes due December 31, 2005 of the Borrower, substantially on the terms attached as Exhibit A to Amendment No. 3."; and

                          (E) ""Intercreditor Agreement" shall mean the
                  Intercreditor Agreement by and among the Borrower, Holdings, certain Subsidiaries of the Borrower, the Collateral Agent and CVC, substantially in the form attached as Exhibit B to Amendment No. 3.".

                  (ii) The definition of the term "Applicable Percentage" is hereby amended and restated in its entirety to read as follows:

                          ""Applicable Percentage" shall mean, for any day
                  commencing on and including the Amendment Effective Date (as defined in Amendment No. 3), with respect to any Loan, or with respect to the Commitment Fees, as the case may be, the applicable percentage set forth below under the caption "Eurodollar Spread--Tranche A Term Loans, Revolving Loans and Acquisition Loans", "Eurodollar Spread--Tranche B Term Loans and Additional Tranche B Term Loans", "ABR Spread--Tranche A Term Loans, Revolving Loans and Acquisition Loans", "ABR Spread--Tranche B Term Loans and Additional Tranche B Term Loans" or "Fee Percentage", as the case may be:


----------------------- --------------------- -------------------- --------------------- --------------------
      Eurodollar                                  Eurodollar
Spread-Tranche A Term    ABR Spread-Tranche    Spread-Tranche B     ABR Spread-Tranche
   Loans, Revolving        A Term Loans,        Term Loans and       B Term Loans and
Loans and Acquisition   Revolving Loans and   Additional Tranche    Additional Tranche     Fee Percentage
        Loans            Acquisition Loans       B Term Loans          B Term Loans
----------------------- --------------------- -------------------- --------------------- --------------------
        4.50%                  3.50%                 4.75%                3.75%                 .50%
----------------------- --------------------- -------------------- --------------------- --------------------

                  (iii) The definition of the term "Interest Payment Date" is hereby amended and restated in it entirety to read as follows:

                          ""Interest Payment Date" shall mean (a) with respect
                  to any Loan (including any Eurodollar Loan), (i) the last Business Day of each month, and (ii) the Revolving Credit Maturity Date, the Tranche A Maturity Date, the Tranche B Maturity Date, the Additional Tranche B Maturity Date or the Acquisition Loan Maturity Date, as applicable, and (b) with respect to any Eurodollar Loan, the last day of the Interest Period applicable to the Borrowing of which such Loan is a part and the date of any prepayment of such Borrowing or conversion of such Borrowing to an ABR Borrowing."

                  (iv) The definition of the term "Interest Period" is hereby amended and restated in its entirety to read as follows:

                           ""Interest Period" shall mean, as to any Eurodollar
                  Borrowing, the period commencing on the date of such Borrowing and ending on the numerically corresponding day (or, if there is no numerically corresponding day, on the last day) in the calendar month that is 1, 2, 3, or 6 months thereafter, as the Borrower may elect; provided, however, that if any Interest Period would end on a day other than a Business Day, such Interest Period shall be extended to the next succeeding Business Day, unless such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day."

                  (v) The definition of the term "Revolving Credit Maturity Date" is hereby amended and restated in its entirety to read as follows:

                           ""Revolving Credit Maturity Date" shall mean
                  September 30, 2003."

                  (b) Section 2.06 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

                  "SECTION 2.06. Interest on Loans. (a) Subject to the provisions of Section 2.07, the Loans comprising each ABR Borrowing shall bear interest (computed on the basis of the actual number of days elapsed (including the first day but excluding the last day) over a year of 365 or 366 days, as the case may be, when the Alternate Base Rate is determined by reference to the Prime Rate and over a year of 360 days at all other times) at a rate per annum equal to the Alternate Base Rate plus the Applicable Percentage in effect from time to time.

                  (b) Subject to the provisions of Section 2.07, the Loans comprising each Eurodollar Borrowing shall bear interest (computed on the basis of the actual number of days elapsed (including the first day but excluding the last day) over a year of 360 days) at a rate per annum equal to the Adjusted LIBO Rate for the Interest Period in effect for such Borrowing plus the Applicable Percentage in effect from time to time.

                  (c) Notwithstanding the foregoing, (i) with respect to all Loans outstanding on or after November 1, 2002, the interest rate otherwise applicable thereto pursuant to paragraph (a) or (b) above shall be increased by 0.25% per annum, and (ii) with respect to all Loans outstanding on or after May 1, 2003, the interest rate otherwise applicable thereto pursuant to paragraph (a) or (b) above shall be increased by an additional 0.25% per annum (the amount of all additional interest described in this paragraph (c) is referred to herein as the "Deferred Interest").

                  (d) Interest on each Loan shall be payable on the Interest Payment Dates applicable to such Loan except as otherwise provided in this Agreement; provided, however, that Deferred Interest on the Acquisition Loans, Revolving Loans, Tranche A Term Loans, Tranche B Term Loans or Additional Tranche B Term Loans shall accrue and shall be payable in full on the Acquisition Loan Maturity Date, the Revolving Credit Maturity Date, the Tranche A Maturity Date, the Tranche B Maturity Date and the Additional Tranche B Maturity Date, respectively, or upon the earlier acceleration of the maturity of or payment in full of such Loans. The applicable Alternate Base Rate or Adjusted LIBO Rate for each Interest Period or day within an Interest Period, as the case may be, shall be determined by the Administrative Agent, and such determination shall be conclusive absent manifest error."

                  (c) Section 5.04(g) of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

                  "(g) (i) within 20 days after the end of the first two months of each fiscal quarter, its consolidated balance sheet and related statements of operations, stockholders' equity and cash flows showing the financial condition of the Borrower and its consolidated Subsidiaries as of the end of and for such month and the results of its operations and the operations of such Subsidiaries as of the end of and for such month, all certified by one of its Financial Officers as fairly presenting in all material respects the financial condition and results of operations of the Borrower and its consolidated Subsidiaries on a consolidated basis in accordance with GAAP consistently applied, subject to normal year-end audit adjustments; and (ii) within 20 days after the end of each fiscal quarter, a reasonably detailed calculation indicating whether or not the Borrower was in compliance (determined as of the last day of such fiscal quarter) with Section 6.12 for the period of four consecutive fiscal quarters then ended."

                  (d) Section 6.01 of the Credit Agreement is hereby amended as follows:

                  (i) by deleting the word "and" at the end of subsection (j);

                  (ii) by relettering existing subsection (k) to subsection (l); and

                  (iii) by inserting the following new subsection (k):

                  "(k) the CVC Secured PIK Notes in an initial aggregate principal amount of $9,900,000, plus the CVC Secured PIK Notes issued in addition thereto in respect of the interest owed thereon; and".

                  (e) Section 6.02 of the Credit Agreement is hereby amended as follows:

                  (i) by deleting the word "and" at the end of subsection (k);

                  (ii) by relettering existing subsection (l) to subsection (m); and

                  (iii) by inserting the following new subsection (l):

                  "(l) Liens on the Collateral to secure the CVC Secured PIK Notes; provided that such Liens shall be subject to the terms and provisions of the Intercreditor Agreement; and".

                  (f) Section 6.09 of the Credit Agreement is hereby amended by adding the following paragraph at the end thereof:

                  "(d) Consent to any assignment or transfer (other than to CVC or an Affiliate thereof) of any or all of the CVC Secured PIK Notes."

                  (g) Section 6.12 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

                  "SECTION 6.12. Minimum Adjusted EBITDA. Permit the Consolidated EBITDA, excluding any portion thereof attributable to Cast Alloys, Inc. and its subsidiaries, for any period of four consecutive fiscal quarters ending during any period set forth below to be less than the amount set forth below for such period:

                           Period                                Amount
                           ------                                ------
         March 31, 2002 through September 30, 2002            $55,000,000

         October 1, 2002 through December 31, 2002            $60,000,000

         January 1, 2003 through March 31, 2003               $65,000,000

         April 1, 2003 through September 30, 2003             $70,000,000

         October 1, 2003 through December 31, 2003            $75,000,000"

                  (h) A new Section 6.16 shall be inserted after Section 6.15 of the Credit Agreement and shall read as follows:

                  "SECTION 6.16. Minimum Liquidity. Permit the sum of the aggregate amount of the Borrower's cash and Permitted Investments and the unused and available Revolving Credit Commitments as of any interest payment date in respect of the Senior Subordinated Notes or any Qualified Subordinated Debt set forth below to be less than the amount set forth below for such date, immediately after giving effect to the payment of interest thereon due on such date:

         Interest payment date
         occurring on or about                                Amount
         ---------------------                                ------
         November 1, 2002                                   $1,500,000

         May 1, 2003                                        $4,000,000

         November 1, 2003                                   $6,500,000"

                  SECTION 4. Representations and Warranties. (a) To induce the other parties hereto to enter into this Amendment, each of Holdings and the Borrower represents and warrants to each other party hereto that after giving effect to this Amendment, (a) the representations and warranties set forth in
Article III of the Credit Agreement are true and correct in all material respects on and as of the date hereof, except to the extent such representations and warranties expressly relate to an earlier date, and (b) no Default or Event of Default has occurred and is continuing.

                  SECTION 5. Amendment Fee. The Borrower agrees to pay to each Lender that executes and delivers a copy of this Amendment to the Administrative Agent (or its counsel) at or prior to 12:00 pm New York City time, on April 26, 2002 (each, a "Consenting Lender"), through the Administrative Agent, the following non-refundable amendment fees (the "Amendment Fees"):

                  (a) in the case of each Consenting Lender that is a Revolving Credit Lender, in consideration for the agreement of such Revolving Credit Lender to extend the Revolving Credit Maturity Date, a fee in an amount equal to 0.50% of such Revolving Credit Lender's Pro Rata Percentage of the Reduced Revolving Credit Commitment; and

                  (b) in the case of each Consenting Lender (including each Consenting Lender that is a Revolving Credit Lender), a fee in an amount equal to 0.25% of the sum of the aggregate principal amount outstanding of such Lender's Loans, L/C Exposure and unused Commitments (without giving effect to the reduction of the Revolving Credit Commitment effected by Section 2(a) hereof) as of such date;

provided, that the Borrower shall have no liability for any such Amendment Fees if this Amendment does not become effective in accordance with Section 6 below. Such Amendment Fees shall be payable in immediately available funds on, and subject to the occurrence of, the Amendment Effective Date.

                  SECTION 6. Conditions to Effectiveness.

  This Amendment shall become effective at such time (the "Amendment Effective Date") as:

                  (a) the Administrative Agent (or its counsel) shall have received counterparts hereof which, when taken together, bear the signatures of the Borrower, Holdings, the Required Lenders and each Revolving Credit Lender;

                  (b) CVC or an Affiliate thereof shall have contributed, directly or indirectly, not less than $9.90 million in cash to the Borrower in exchange for the CVC Secured PIK Notes (as defined above); provided, that (i) principal and interest on such notes shall not be payable in cash pursuant to the terms and provisions thereof until December 31, 2005, and (ii) all Liens securing such notes shall be subject to the terms and provisions of the Intercreditor Agreement (as defined above);

                  (c) the Intercreditor Agreement shall have been duly executed by the parties thereto, shall have been delivered to the Administrative Agent and shall be in full force and effect;

                  (d) the Administrative Agent shall have received payment of
         (i) the Amendment Fees and (ii) the accrued and unpaid Commitment Fees in respect of the portion of the Revolving Credit Commitments reduced pursuant to Section 2(a) hereof; and

                  (e) all reasonable out-of-pocket expenses incurred by the Administrative Agent in connection with the Loan Documents or the transactions contemplated thereby, for which invoices shall have been submitted to the Borrower on or prior to the Amendment Effective Date, shall have been paid by the Borrower.

                  Without limiting the foregoing, (i) the amendments set forth herein that affect the interest rates under the Credit Agreement shall apply to all Loans outstanding on or after the Amendment Effective Date from and including the Amendment Effective Date, and (ii) the first date on which accrued interest on the Loans shall be payable on a monthly basis, as contemplated by
Section 3(a)(iii) hereof, shall be May 31, 2002.

                  SECTION 7. Effect of Amendment. Except as expressly set forth herein, this Amendment shall not by implication or otherwise limit, impair, constitute a waiver of, or otherwise affect, the rights and remedies of the Lenders or the Administrative Agent under the Credit Agreement or any other Loan Document, and shall not alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Credit Agreement or any other Loan Document, all of which are ratified and affirmed in all respects and shall continue in full force and effect. Nothing herein shall be deemed to entitle Holdings or the Borrower to a consent to, or a waiver, amendment, modification or other change of, any of the terms, conditions, obligations, covenants or agreements contained in the Credit Agreement or any other Loan Document in similar or different circumstances. This Amendment shall apply and be effective only with respect to the provisions of the Credit Agreement specifically referred to herein. This Amendment shall constitute a "Loan Document" for all purposes under the Credit Agreement and the other Loan Documents.

                  SECTION 8. Expenses. The Borrower agrees to pay the reasonable out-of-pocket costs and expenses incurred by the Administrative Agent in connection with the preparation of this Amendment.

                  SECTION 9. Counterparts. This Amendment may be executed in any number of counterparts and by different parties hereto on separate counterparts, each of which when so executed and delivered shall be deemed an original, but all of which together shall constitute a single instrument. Delivery of an executed counterpart of a signature page of this Amendment by facsimile transmission shall be as effective as delivery of a manually executed counterpart hereof.

                  SECTION 10. Applicable Law. THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

                  SECTION 11. Headings. The headings of this Amendment are for purposes of reference only and shall not limit or otherwise affect the meaning hereof.

                  IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their duly authorized officers, all as of the date and year first above written.



                                   NEENAH FOUNDRY COMPANY,

                                     by
                                        ----------------------------------------
                                         Name:
                                         Title:


                                   NFC CASTINGS, INC.,

                                     by
                                        ----------------------------------------
                                         Name:
                                         Title:


                                   JPMORGAN CHASE BANK, individually
                                   and as Administrative Agent and Collateral
                                   Agent,

                                     by
                                        ----------------------------------------
                                         Name:
                                         Title:

SIGNATURE PAGE TO AMENDMENT NO. 3, WAIVER AND AGREEMENT DATED AS OF DECEMBER 31, 2001, TO THE NEENAH FOUNDRY COMPANY CREDIT AGREEMENT DATED AS OF APRIL 30, 1997, AS AMENDED AND RESTATED AS OF SEPTEMBER 12, 1997, APRIL 3, 1998, AND SEPTEMBER 8, 1998, AND AS FURTHER AMENDED AS OF NOVEMBER 18, 1998 AND MARCH 23, 2001





                           Name of Lender:____________________________________


                                   By:________________________________________
                                      Name:
                                      Title: